EXHIBIT 15

[LETTERHEAD OF PRICEWATERHOUSE COOPERS LLP]

May 20, 2010

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:
We are aware that our report dated April 30, 2010 on our review of interim financial information of Barnes Group Inc. for the three month periods ended March 31, 2010 and March 31, 2009 and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2010 is incorporated by reference in its Registration Statement on Form S-8 to be filed on May 20, 2010.

Very truly yours,

/s/ PricewaterhouseCoopers LLP